EXHIBIT 99.1

Finish Line Declares Quarterly Cash Dividend

INDIANAPOLIS, April 18, 2012 – The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has declared a quarterly cash dividend of $0.06 per share of outstanding Class A and Class B common stock. The quarterly cash dividend will be payable June 18, 2012 to shareholders of record as of June 1, 2012.

About The Finish Line, Inc.
The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Based in Indianapolis, Finish Line operates more than 635 stores in malls across the United States, employing more than 11,000 associates who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA. The company also operates, through a venture with Gart Capital Partners, the Running Specialty Group, which has 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. More information is available at www.therunningcompany.net.

Forward-Looking Statements
This news release may contain certain statements that the company believes are, or may be considered to be, “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe”, “future”, “intend”, “plan”, “will”, “continue”, “create”, “potential”, “confidence”, or other similar words, or statements that describe objectives, plans or goals. All of these forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contemplated by the relevant forward-looking statement. There are several principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements, as noted in previous releases. The forward-looking statements included herein are made only as of the date of this report and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Anne Roman Corporate Communications (317) 613-6577	Ed Wilhelm Chief Financial Officer (317) 613-6914